EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value US $0.0001 per share, of Solarfun Power Holdings Co., Ltd.,, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.
Dated: February 8, 2008

GOOD ENERGIES II LP acting by its General Partner
GOOD ENERGIES GENERAL PARTNER JERSEY LIMITED

by:	/s/ Fintan Kennedy	/s/ John Hammill

	Name: Fintan Kennedy	Name: John Hammill
	Title: Director	Title: Director

COFRA JERSEY LIMITED

by:	/s/ Fintan Kennedy	/s/ John Hammill

	Name: Fintan Kennedy	Name: John Hammill
	Title: Director	Title: Director

GOOD ENERGIES INC

by:	/s/ Michelle Riley

Name: Michelle Riley
Title: Director, Vice
President and Secretary

GOOD ENERGIES (UK) LLP acting by its managing member
GOOD ENERGIES INVESTMENTS LIMITED

by:	/s/ Andrew Lee	/s/ Farida Ankim

	Name: Andrew Lee	Name: Farida Ankim
	Title: Director	Title: Secretary

GOOD ENERGIES AG

by:	/s/ Marcel Brenninkmeijer

Name: Marcel Brenninkmeijer
Title: Director

GOOD ENERGIES INVESTMENTS (JERSEY) LIMITED

by:	/s/ Fintan Kennedy	/s/ John Hammill

	Name: Fintan Kennedy	Name: John Hammill
	Title: Director	Title: Director

COFRA HOLDING AG

by:	/s/ Andrew Vellani	/s/ Rob Smeele

	Name: Andrew Vellani	Name: Rob Smeele
	Title: Director	Title: Authorized Signatory

FIDARC SARL

by:	/s/ Michel de Groote	/s/ Raf Bogaerts

	Name: Michel de Groote	Name: Raf Bogaerts
	Title: Manager	Title: Manager

GOOD ENERGIES HOLDING LIMITED

by:	/s/ A.B.S. Garden

Name: A.B.S. Garden
Title: Director

THE BANBURY SETTLEMENT THROUGH FIRCROFT LIMITED AS TRUSTEE

by:	/s/ Louise Adams

Name: Louise Adams
Title: Director

GOOD ENERGIES INVESTMENTS HOLDINGS LIMITED

by:	/s/ John Hammill	/s/ Paul Andrew Bradshaw

	Name: John Hammill	Name: Paul Andrew Bradshaw
	Title: Director	Title: Director